UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2020

GCI LIBERTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38385	92-0072737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A Common Stock, par value $0.01 per share	GLIBA	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock, par value $0.01 per share	GLIBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On November 19, 2020, GCI Liberty, Inc. (the “Company”) issued a press release (the “Press Release”) announcing, among other things, that it has agreed to repurchase approximately $458.988 million aggregate original principal amount, of the $477.25 million aggregate original principal amount outstanding, of its 1.75% Exchangeable Senior Debentures due 2046 (the “Debentures”), exchangeable for Charter Communications, Inc. Class A common stock (“Charter Common Stock”), in separate and privately negotiated transactions with certain holders of Debentures. Based on the closing price of shares of Charter Common Stock on November 18, 2020, the total cost of the repurchases is estimated to be approximately $819 million in cash.

The disclosure in Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 8.01. Other Events.

As part of the Press Release, the Company included the following disclosure (the “Disclosure”) relating to a proposed transaction between the Company and Liberty Broadband Corporation:

GCI Liberty also announced the closing of the sale of its stake of LendingTree, Inc. (“LendingTree”). Gross proceeds of the sale were $1,007 million. Net proceeds after estimated taxes and the settlement of its forward sale contract on LendingTree shares are expected to be approximately $900 million. The tax liability on the sale is expected to be partially offset by tax loss carryforwards and the tax loss incurred upon the repurchase of the Debentures. After the repurchase of the Debentures, GCI Liberty intends to use the remaining proceeds of the sale for general corporate purposes, which could include share repurchases post-closing of the planned merger with Liberty Broadband Corporation.

The Disclosure, which is archived on the Company’s website as part of the Press Release, is being filed herewith under this Item 8.01 in compliance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 19, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2020

GCI LIBERTY, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President